EXHIBIT 99.1
PubMatic Announces First Quarter 2022 Financial Results
Delivered revenue of $54.6 million, up 25% year over year;
Generated $4.8 million in GAAP net income, or 9% margin;
Delivered $17.0 million in adjusted EBITDA, or 31% margin;
Continued to invest in long-term growth and market share expansion

NO-HEADQUARTERS/REDWOOD CITY, Calif., May 9, 2022 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today reported financial results for the first quarter ending March 31, 2022.

“PubMatic continued its outstanding track record of durable growth, GAAP profitability and cash generation. This consistent performance is driven by our unique infrastructure driven approach to digital advertising,” said Rajeev Goel, co-founder and CEO at PubMatic. “We are building the supply chain of the future with infrastructure that connects all ecosystem participants on a global basis across ad formats and devices. This vision creates a long runway for growth that we are actively investing behind as we continue to grow our market share and consolidate the market.”
First Quarter 2022 Financial Highlights
•Revenue in the first quarter of 2022 was $54.6 million, an increase of 25% over $43.6 million in the same period of 2021;
•GAAP net income was $4.8 million, or $0.08 per diluted share in the first quarter, compared to GAAP net income of $4.9 million, or $0.09 per diluted share in the same period of 2021;
•Net dollar-based retention1 was 140% for the trailing twelve-months ended March 31, 2022, an increase from 130% in the comparable trailing twelve-month period a year ago;
•Adjusted EBITDA was $17.0 million, or 31% margin, compared to adjusted EBITDA of $14.5 million, or a 33% margin, in the same period of 2021;
•Non-GAAP net income was $8.1 million, or $0.14 per diluted share in the first quarter, compared to Non-GAAP net income of $7.8 million, or $0.14 per diluted share in the same period of 2021;
•Net cash provided by operating activities was $19.3 million, an increase of 52%, compared to $12.7 million in the same period of 2021; and
•Total cash, cash equivalents, and marketable securities of $174.7 million with no debt.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended March 31, 2021 (Prior Period Revenue). We then calculate the revenue from these same publishers in the trailing twelve months ended March 31, 2022 (Current Period Revenue). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods

First Quarter 2022 Business Highlights
•Processed 32.6 trillion impressions in the first quarter, an increase of 76% over a year ago. Since the first quarter of 2020, cost of revenue per million impressions processed has been reduced by 50%.
•Revenue from fast-growing advertising formats mobile and omnichannel video, which includes Connected TV (CTV)2, grew 41% year-over-year and represented 67% of total revenue in the first quarter.
•Revenue from CTV grew by more than five times over the first quarter of 2021. Added more premium CTV inventory to our platform, now monetizing inventory from 176 CTV publishers. Recently signed three of the top five largest connected TV manufacturers who utilize our platform to gain access to the growing programmatic CTV advertising demand we bring them.
•We are well diversified across more than 20 verticals and primarily associated with brand advertising spend. The top 10 ad verticals, in aggregate, grew over 40% year over year.
•Supply path optimization represented over 27% of total activity on the platform in Q1 2022, up from 10% two years ago.
•Expanded global partnership with GroupM in February 2022 to enable the GroupM Premium Marketplace, a programmatic marketplace focused on CTV and online video that will increase media buying transparency and efficiency and enable publishers to gain better inventory monetization and buyers to shift more of their ad spend to programmatic.
•Increased our technology organization by approximately 39% year over year. We plan to double this team over the next several quarters, funded by profits and cash flows.

“This marks the seventh straight quarter of revenue growth well ahead of 20% and 24th consecutive quarter of positive adjusted EBITDA, demonstrating the strength and resiliency of our business,” said Steve Pantelick, CFO at PubMatic. “Our profitability gives us the ability to consistently invest in innovation, go-to-market resources and infrastructure to pursue the considerable business opportunity ahead of us and to achieve further market share gains.”
Financial Outlook

Looking ahead to Q2, we see several headwinds ranging from the war in Ukraine to high inflation, rising interest rates and Covid related issues that lead us to adopt a conservative stance on guidance. Our guidance today assumes that these headwinds do not worsen and cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. Accordingly, we estimate the following:
•For the second quarter 2022, we expect revenue to grow 20% to 25% year over year in the range of $60 million to $62 million. We expect adjusted EBITDA to be in the range of $18 million to $20 million, representing approximately a 31% margin at the midpoint.
•For fiscal year 2022, based on anticipated supply path optimization activity, CTV growth and political spend in the second half, we are maintaining our prior guidance. We expect revenue to be in the range of $282 million to $286 million, representing year-over-year growth of 25% at the midpoint. We expect adjusted EBITDA to be in the range of $101 million to $106 million, or 36% to 37% margin.
Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable
2 References to CTV include over-the-top (OTT).

efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, May 9, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that adjusted EBITDA and adjusted EBITDA margin, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, impairments of long-lived assets, interest income, and provision for income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue.
In addition to operating income and net income, we use adjusted EBITDA and non-GAAP net Income as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as impairments of long-lived assets, that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and
•Our management uses adjusted EBITDA and non-GAAP net income in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of this non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) unrealized gains/losses result from our equity investments; (b) the potentially dilutive impact of stock-based compensation; or (c) income tax effects for stock-based compensation and unrealized gains/losses from our equity investments.

Because of these and other limitations, you should consider adjusted EBITDA and non-GAAP net income along with other GAAP-based financial performance measures, including net income and our GAAP financial results.
Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for Q2 2022 and full year 2022, our expectations regarding future hiring, future market growth, and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the related measures taken in response by the global community; the impacts of inflation as well as fiscal tightening and rising interest rates; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. All information in this press release is as of May 9, 2022. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
ASSETS	2022	2021
Current Assets
Cash and cash equivalents	$74,467	$82,505
Marketable securities	100,258	77,121
Accounts receivable - net	218,359	286,916
Prepaid expenses and other current assets	11,790	14,207
Total Current Assets	404,874	460,749
Property, equipment and software - net	46,790	50,140
Operating lease right-of-use assets	24,973	21,613
Goodwill	6,250	6,250
Deferred income tax asset	2,155	515
Other assets, non-current	12,567	10,948
TOTAL ASSETS	$497,609	$550,215
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$186,012	$244,321
Accrued liabilities	10,676	18,780
Operating lease liabilities, current	3,869	3,864
Total Current Liabilities	200,557	266,965
Operating lease liabilities, non-current	21,293	17,842
Deferred tax liability	6,067	6,067
Other liabilities, non-current	1,986	2,161
TOTAL LIABILITIES	229,903	293,035
Stockholders' Equity:
Common stock	6	6
Treasury stock	(11,486)	(11,486)
Additional paid-in capital	175,351	169,401
Accumulated other comprehensive loss	(239)	(36)
Retained earnings	104,074	99,295
TOTAL STOCKHOLDERS’ EQUITY	267,706	257,180
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$497,609	$550,215

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$54,552	$43,608
Cost of revenue(1)	17,992	12,300
Gross profit	36,560	31,308
Operating expenses:(1)
Technology and development	4,773	3,738
Sales and marketing	16,456	12,789
General and administrative	10,750	8,139
Total operating expenses	31,979	24,666
Operating income	4,581	6,642
Total other income (expense), net	1,601	199
Income before income taxes	6,182	6,841
Provision for (benefit from) income taxes	1,403	1,923
Net income	$4,779	$4,918

Net income per share attributable to common stockholders:
Basic	$0.09	$0.10

Diluted	$0.08	$0.09
Weighted-average shares used to compute net income per
share attributable to common stockholders:
Basic	51,910,572	49,109,237

Diluted	56,888,179	56,784,558

(1)Stock-based compensation expense includes the following:

STOCK-BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$278	$168
Technology and development	877	481
Sales and marketing	1,907	1,161
General and administrative	2,074	1,355
Total stock-based compensation	$5,136	$3,165

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$4,779	$4,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,183	4,550
Unrealized gain on equity investments	(1,373)	—
Stock-based compensation	5,136	3,165
Deferred income taxes	(1,645)	280
Accretion of discount on marketable securities	23	(13)
Non-cash operating lease expense	1,272	433
Other	54	2
Changes in operating assets and liabilities:
Accounts receivable	68,557	46,440
Prepaid and other assets	2,054	(1,241)
Accounts payable	(58,588)	(40,912)
Operating lease liabilities	(1,177)	(522)
Accrued expenses	(6,822)	(4,284)
Other non-current liabilities	(139)	(129)
Net cash provided by operating activities	19,314	12,687
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(148)	(262)
Capitalized software development costs	(4,235)	(3,018)
Purchases of marketable securities	(39,422)	(23,168)
Proceeds from maturities of marketable securities	16,000	9,600
Net cash used in investing activities	(27,805)	(16,848)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	481	451
Principal payments on finance lease obligations	(28)	—
Payments for offering costs	—	(805)
Payments to acquire treasury stock	—	(27)
Net cash provided by (used in) financing activities	453	(381)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,038)	(4,542)
CASH AND CASH EQUIVALENTS - Beginning of period	82,505	81,188
CASH AND CASH EQUIVALENTS - End of period	$74,467	$76,646

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$4,779	$4,918
Add back (deduct):
Stock-based compensation	5,136	3,165
Depreciation and amortization	7,183	4,550
Unrealized gain on equity investments	(1,373)	—
Interest income	(122)	(62)
Provision for income taxes	1,403	1,923
Adjusted EBITDA	$17,006	$14,494

	Three Months Ended March 31,
	2022	2021
Net income	$4,779	$4,918
Add back (deduct):
Unrealized gain on equity investments	(1,373)	—
Stock-based compensation	5,136	3,165
Adjustment for income taxes	(491)	(251)
Non-GAAP Net Income	$8,051	$7,832

GAAP diluted EPS	$0.08	$0.09
Non-GAAP diluted EPS	$0.14	$0.14

Weighted average shares outstanding—diluted	56,888,179	56,784,558